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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of Net2Phone, Inc. for the registration of 701,874 shares of its common stock and to the incorporation by reference therein of our report dated May 18, 2001, with respect to the consolidated financial statements of Aplio S.A. and subsidiaries included in Amendment No. 3 to Net2Phone Inc.'s Current Report on Form 8K filed on July 16, 2001 with the Securities and Exchange Commission.



                                               ERNST & YOUNG

                                               /s/ Olivier Breillot


Paris, France
July 26, 2001